Exhibit 10(b)2
Appendix A, Page 1
Southern Company System Intercompany Interchange Contract
Rate Schedule No. 138

APPENDIX A to the SOUTHERN COMPANY SYSTEM
INTERCOMPANY INTERCHANGE CONTRACT

This Appendix A (“Appendix A”) to the Southern Company System Intercompany Interchange Contract (“IIC”) is made and entered into as of January 1, 2019, by and between ALABAMA POWER COMPANY, GEORGIA POWER COMPANY, GULF POWER COMPANY, MISSISSIPPI POWER COMPANY, SOUTHERN POWER COMPANY and SOUTHERN COMPANY SERVICES, INC., being an amendment to provide for GULF POWER COMPANY’s orderly withdrawal from the IIC.

Article I – Recitals
Section 1.1: WHEREAS, ALABAMA POWER COMPANY, GEORGIA POWER COMPANY, GULF POWER COMPANY, MISSISSIPPI POWER COMPANY and SOUTHERN POWER COMPANY have for many years operated as an integrated electric utility system and have conducted their respective electric generating facilities and system operations (generally referred to as the “Pool”) pursuant to and in accordance with the provisions of this IIC, as most recently amended effective May 1, 2007; and
Section 1.2: WHEREAS, 700 Universe, LLC, a wholly owned subsidiary of NextEra Energy, Inc., will acquire from The Southern Company all of the common stock of GULF POWER COMPANY (“Transaction”); and
Section 1.3: WHEREAS, as a result of the Transaction, GULF POWER COMPANY will no longer be a subsidiary of The Southern Company or an affiliate of ALABAMA POWER COMPANY, GEORGIA POWER COMPANY, MISSISSIPPI POWER COMPANY and SOUTHERN POWER COMPANY (hereinafter the “SOUTHERN OPERATING COMPANIES”) after the closing of the Transaction; and
Section 1.4:    WHEREAS, by separate agreement, this Agreement will be filed with the Federal Energy Regulatory Commission pursuant to Federal Power Act section 205 with a request for an effective date that is the date of the closing of the Transaction (“Effective Date”); and
Section 1.5: WHEREAS, concurrently with the closing of the Transaction, GULF POWER COMPANY will submit a notice to terminate its participation under this IIC in accordance with Section 2.3 of the IIC (“Termination Notice”) and desires to withdraw from the IIC in an orderly manner; and
Section 1.6: WHEREAS, the SOUTHERN OPERATING COMPANIES wish to continue to operate under this IIC and provide for an orderly transition period whereby GULF POWER COMPANY terminates its participation under this IIC without disrupting the provision of reliable and cost-effective service to their customers or to customers in GULF POWER COMPANY’s service area, as it currently exists; and

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Section 1.7: WHEREAS, GULF POWER COMPANY likewise wishes to provide for an orderly transition period whereby it terminates its participation under this IIC without disrupting the provision of reliable and cost-effective service to customers in its existing service area or to the customers of the SOUTHERN OPERATING COMPANIES; and
Section 1.8: WHEREAS, the principal objectives of the IIC are set forth in Article III of the IIC ; and

Section 1.9: WHEREAS, GULF POWER COMPANY desires to continue its participation in the IIC, subject to the terms and conditions set forth herein and therein, until GULF POWER COMPANY’s participation ends in accordance with this Appendix A (“Transition Period”); and
Section 1.10: WHEREAS, consistent with the foregoing, the SOUTHERN OPERATING COMPANIES, SOUTHERN COMPANY SERVICES, INC. (as the “AGENT”), and GULF POWER COMPANY (each referred to individually as a “Party” and collectively as the “Parties”) agree to the following provisions that, as part of the IIC, shall govern the ongoing respective rights and responsibilities as between (i) GULF POWER COMPANY and (ii) the SOUTHERN OPERATING COMPANIES and the AGENT, under the IIC during the Transition Period.
Article II – Effective Date, Term and Assignment
Section 2.1: This Appendix A and the associated Transition Period shall become effective concurrent with the closing of the Transaction. If for any reason the Transaction does not close, then this Appendix A shall be void and of no legal effect ab initio.
Section 2.2: Absent early termination or limited extension as provided herein, the Transition Period shall end at 11:59 pm (prevailing Central time) on the five-year anniversary of the Termination Notice (“Scheduled Termination Date”). After the Transition Period, GULF POWER COMPANY’s participation in this IIC will cease and this Appendix A shall no longer be of any force or effect. During the Transition Period, GULF POWER COMPANY shall have no further rights under Section 2.3 of the IIC.
Section 2.2.1: The Transition Period is subject to early termination in advance of the Scheduled Termination Date pursuant to Section 2.3 or Section 4.4.3 of this Appendix A.
Section 2.2.2: The Transition Period is subject to extension for a period of no more than two (2) additional years beyond the Scheduled Termination Date if GULF POWER COMPANY determines in its discretion it has not been able to establish its own balancing area, acquire the requisite balancing and related services, or establish electric generation and transmission facilities that enable GULF POWER COMPANY to provide the retail and wholesale customers in its current service area with electric services that are substantially comparable in terms of cost and reliability to those being provided to such

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customers through its participation in this IIC. In that event, GULF POWER COMPANY shall provide written notice to the AGENT no later than one hundred eighty (180) days prior to the Scheduled Termination Date. Any such notice shall specify the basis for the extension and the duration of the needed extension of the Transition Period, not to exceed two (2) additional years following the Scheduled Termination Date.
Section 2.3: GULF POWER COMPANY shall have the unilateral right to accelerate the Transition Period and terminate its participation under this IIC, subject to at least one hundred eighty (180) days’ written notice.
Section 2.4: GULF POWER COMPANY may not assign its rights, interests or obligations under the IIC or this Appendix A, nor shall such rights, interests or obligations be extended to include obligations or resources of GULF POWER COMPANY resulting from a merger or acquisition involving another load-serving entity.
Article III – Modified Rights and Obligations of the Parties under the IIC
Section 3.1: Except as provided herein, the IIC shall remain in effect for the SOUTHERN OPERATING COMPANIES and GULF POWER COMPANY for the Transition Period, during which, and in accordance with this Appendix A, GULF POWER COMPANY shall be deemed an OPERATING COMPANY so as to effectuate the provisions of the IIC and the orderly termination of GULF POWER COMPANY’s participation under this IIC. Except as expressly addressed in this Appendix A, the rights of the SOUTHERN OPERATING COMPANIES or GULF POWER COMPANY as OPERATING COMPANIES under the IIC are not limited or affected.
Section 3.2: For purposes of GULF POWER COMPANY’s continued participation in the IIC during the Transition Period, the SOUTHERN OPERATING COMPANIES and the AGENT agree and commit not to treat GULF POWER COMPANY in a manner that is discriminatory (i.e., continue to apply the IIC on a comparable basis to all OPERATING COMPANIES).
Section 3.3: GULF POWER COMPANY shall no longer have a representative on the Operating Committee, but shall designate at least one official GULF POWER COMPANY contact who the AGENT shall inform of any proposed changes to the IIC or the policies, practices or procedures used in its implementation that may have a significant effect on GULF POWER COMPANY and of any other proposed actions of the Operating Committee in accordance with the Operating Committee’s duties under the IIC. GULF POWER COMPANY will be given reasonable prior notice of such proposed changes or actions so that it will have an opportunity to ask questions, seek additional information, and provide feedback in advance of any Operating Committee decision or the filing of any such change. The AGENT shall cooperate in good faith to answer any such questions, provide requested additional information and facilitate GULF POWER COMPANY’s feedback. Any dispute regarding a proposed action of the Operating Committee

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(except for a proposed change to the IIC addressed in Section 4.2 of this Appendix A) shall be resolved through the dispute resolution process set forth in Section 4.1 of this Appendix A.
Section 3.4: GULF POWER COMPANY may make reasonable inquiries with the AGENT concerning any aspect of GULF POWER COMPANY's IIC monthly bill to ensure that the billing to GULF POWER COMPANY is accurate and determined in a manner that conforms to the IIC and the policies, practices and procedures used in its implementation, as applied on a comparable basis to all OPERATING COMPANIES. Any dispute in this regard shall be subject to Section 12.5 of the IIC and resolved through the dispute resolution process set forth in Section 4.1 of this Appendix A.
Section 3.5: Audit Rights related to IIC Billings
Section 3.5.1: GULF POWER COMPANY shall have the right to conduct or cause to be conducted, at its own expense, a reasonable audit of the data, records and other pertinent information specifically related to the correctness of IIC billings during the Transition Period. GULF POWER COMPANY’s audit rights are further subject to the following conditions:

(i)	Audits may be conducted from time to time, but no more frequently than once in any rolling twelve (12) month period.

(ii)
AGENT will be provided at least ten (10) business days’ advance notice of any such audit, which notice shall specify the time period of the audit and describe with reasonable specificity the records, information and data to be reviewed.

(iii)	No audit shall be conducted during the first week of any month.

(iv)	The audit will be conducted during normal business hours and in such a manner as to minimize disruptions to the AGENT and to the SOUTHERN OPERATING COMPANIES.

(v)	The time period covered by the audit may not exceed the twenty-four (24) months immediately preceding the notice and may not include any period already subject to an audit hereunder.

(vi)	GULF POWER COMPANY will observe the confidentiality obligations set forth in Section 3.6 to the extent the audit encompasses any information subject to those restrictions.
Section 3.5.2: If an audit reveals, and GULF POWER COMPANY provides the relevant audit report showing, calculation errors that resulted in overcharges or underpayments to GULF POWER COMPANY: (i) GULF POWER COMPANY shall notify the AGENT; (ii) the Parties will negotiate in good faith to reach an agreement with respect to the matter; and (iii) for agreed errors, there will be a correction in accordance with Section 12.5 of the IIC (or the AGENT shall promptly cause GULF POWER COMPANY to be

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paid the amount of the overcharge or underpayment if there is no invoice on which to include the credit). Appropriate corrections or payments by GULF POWER COMPANY also will be made in the event the audit reveals calculation errors that resulted in undercharges or overpayments to GULF POWER COMPANY in its IIC billing.
Section 3.5.3: Any disputes arising from an audit under this Section 3.5 shall be resolved through the dispute resolution process set forth in Section 4.1 of this Appendix A and Section 12.5 of the IIC. If the arbitration upholds the results of the audit and identifies material errors resulting in overcharges or underpayments, the AGENT shall bear the reasonable costs of the audit. For purposes of this provision, a material error is one in which the effect of the erroneous charge or payment on GULF POWER COMPANY is more than ten (10) percent of the monthly average of the sum of the gross IIC billings to GULF POWER COMPANY, as measured over the ten (10) months preceding discovery.
Section 3.6: Consistent with a fundamental premise of the IIC that each OPERATING COMPANY is expected to have adequate resources to reliably serve its own obligations, GULF POWER COMPANY, through its official contact, shall provide the AGENT, not less than annually, sufficient information (e.g., generation expansion plan) to demonstrate GULF POWER COMPANY’s compliance with such expectation for the duration of the Transition Period.
Section 3.7: During the Transition Period, the Parties shall abide by the following information restrictions:
Section 3.7.1: GULF POWER COMPANY may have access to information regarding the operation of its own plants or other generation resources (such as those acquired by contract) that it has committed to the Pool, but it may not have access to confidential or proprietary information of the SOUTHERN OPERATING COMPANIES, including information regarding the operation of Pool resources of the SOUTHERN OPERATING COMPANIES, except as expressly provided in Section 3.7.2.
Section 3.7.2: For confidential or proprietary information of the SOUTHERN OPERATING COMPANIES that is already in GULF POWER COMPANY’s possession or for which access is unintended or unavoidable (e.g., Energy Management System (“EMS”) information), GULF POWER COMPANY will not, directly or indirectly, share (and will take steps to prevent any sharing of) such information with anyone including, but not limited to, wholesale marketing function employees of GULF POWER COMPANY, any of its affiliates, and SOUTHERN POWER COMPANY.
Section 3.7.3: Information provided to the AGENT in accordance with Section 3.6 of this Appendix A: (i) may be shared with SCS personnel responsible for reviewing and aggregating the individual generation expansion plans of all Pool participants in order to present the aggregate generation expansion plan to the Operating Committee for its review and recommendation pursuant to IIC Section 3.6; (ii) may not be shared more

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broadly with other employees of the SOUTHERN OPERATING COMPANIES without the prior consent of GULF POWER COMPANY; and (iii) may not be shared with any wholesale marketing function employees of either SCS or the SOUTHERN OPERATING COMPANIES. In accordance with Section 5.2 of the IIC, SOUTHERN POWER COMPANY will continue to have no access to information regarding the operation of Pool resources of the other OPERATING COMPANIES, including GULF POWER COMPANY.
Section 3.8: During the Transition Period, SCS (or any replacement AGENT designated by the SOUTHERN OPERATING COMPANIES) shall continue to serve as AGENT for GULF POWER COMPANY for purposes of its participation in this IIC.
Section 3.9: For permissible longer-term wholesale transactions (i.e., outside of the period defined in Section 9.4.2 of the IIC), GULF POWER COMPANY must use its own personnel (staff) separate from the personnel (staff) that conducts similar activities on behalf of the SOUTHERN OPERATING COMPANIES.
Section 3.10: In lieu of IIC Article XI, the transmission service necessary to effectuate GULF POWER COMPANY’s continued participation in this IIC during the Transition Period shall be provided in accordance with Commission-approved transmission arrangements for ALABAMA POWER COMPANY, GEORGIA POWER COMPANY, and MISSISSIPPI POWER COMPANY and for GULF POWER COMPANY, as described in the Transmission Service Coordination Agreement.
Article IV – Enforcement and Remedies
Section 4.1: GULF POWER COMPANY’s exclusive rights and remedies associated with its continued participation in the IIC involve: (i) challenges to Operating Committee decisions or actions or proposed actions (as described in Section 3.3, specifically excluding decisions to file an amendment to the IIC, as addressed in Section 4.2) on grounds that the challenged action is inconsistent with the principle objectives of the IIC as set forth in Article III thereof; (ii) claims that the AGENT is not applying the IIC (including underlying policies, practices or procedures used in its implementation) on a comparable basis to all OPERATING COMPANIES (as described in Sections 3.2 and 3.4); (iii) claims that the AGENT is not properly billing under the IIC; and (iv) claims that the SOUTHERN OPERATING COMPANIES are in material breach of their obligations under the IIC. With respect to any such matters, the following dispute resolution procedures shall govern:
Section 4.1.1: GULF POWER COMPANY must first discuss any questions, concerns or objections (“Issue”) with the AGENT. In connection with such discussions, the AGENT must be afforded a reasonable amount of time to understand and investigate the Issue, including any needed data collection. Unless otherwise agreed, this initial step with the AGENT shall not extend beyond thirty (30) days to address the Issue.

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Section 4.1.2: If the Issue is not addressed by the AGENT to GULF POWER COMPANY’s satisfaction within thirty (30) days, then GULF POWER COMPANY shall provide written notice to the AGENT describing the Issue and why the AGENT’s response has been deemed unsatisfactory by GULF POWER COMPANY.  Within ten (10) days after the delivery of the notice, a senior official of the SOUTHERN OPERATING COMPANIES and of GULF POWER COMPANY, each with authority to negotiate and resolve the Issue, shall meet, either in person or by telephonic conference, in an effort to resolve the Issue through mutual agreement.  A representative of the AGENT may participate in this meeting. If the Issue has not been resolved within ten (10) days after the meeting of senior officials, then GULF POWER COMPANY may invoke arbitration in accordance with Section 4.1.3.
Section 4.1.3: In the event resolution is not obtained pursuant to Section 4.1.2, the Parties agree that the dispute shall be resolved through binding arbitration. The Parties will cooperate in the arbitration process (including scheduling) so that the Issue will be resolved as quickly as practicable, with due regard for its nature and complexity. Except as provided herein or otherwise agreed by the Parties, the arbitration shall be administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules.

(i)	The arbitration panel shall comprise three (3) members, with each Party selecting one member and the two members so named selecting the third member.

(ii)	All members must have at least fifteen (15) years of experience in the areas of electric energy and power system operations.

(iii)	All members must be neutral, act impartially, and be free from any conflict of interest (financial or otherwise, with no prior or present business or personal relationship with the Parties).

(iv)	After selection, the members shall have no ex-parte communications with either Party.

(v)	The arbitration and all related information shall be private and confidential, with no disclosure except as required by law or by agreement of the Parties.

(vi)	The arbitration shall be held in Orlando, Florida.

(vii)	The Party invoking arbitration bears the burden of proof.

(viii)	Each Party shall bear its own internal costs (e.g., employees, attorneys and consultants), but the losing Party shall also be responsible for costs otherwise associated with the arbitration process.
Section 4.2: In the event GULF POWER COMPANY, having been informed of a proposed change to the IIC in accordance with Section 3.3, remains opposed to such proposed change, its

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opposition shall not be the subject of dispute resolution under Section 4.1 and shall not prohibit the AGENT from filing for FERC acceptance of the proposed change. However, in response to that filing, GULF POWER COMPANY may raise its objections with FERC and shall not be prejudiced by the fact that SCS is otherwise its AGENT for purposes of the IIC. Conversely, the AGENT and the SOUTHERN OPERATING COMPANIES shall not be limited in their ability to support the proposed revision as just and reasonable.
Section 4.3: The Parties expressly acknowledge and agree that GULF POWER COMPANY’s sole and exclusive remedy for any Issue raised under Section 4.1 is pursuant to the provisions set forth therein. Notwithstanding the foregoing, and without any prejudice to or waiver thereof, in the event GULF POWER COMPANY attempts to bring a proceeding before the FERC regarding any provision of the IIC (including this Appendix A), or any issues related to application or implementation, and such proceeding is not otherwise dismissed, the standard of review to be applied in any such proceeding shall be the most stringent standard permissible under applicable law, as set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956); Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956), as clarified in Morgan Stanley Capital Group, Inc. v. Public Utility District No. 1 of Snohomish County, Washington, 554 U.S. 527 (2008), and refined in NRG Power Marketing v. Maine Public Utilities Commission, 130 S. Ct. 693, 700 (2010).
Section 4.4: In the event the AGENT, on behalf of the SOUTHERN OPERATING COMPANIES, believes there has been a material breach by GULF POWER COMPANY to comply with its obligations under the IIC or this Appendix A, the following procedures shall apply:
Section 4.4.1: The AGENT shall notify GULF POWER COMPANY of any concerns regarding potential alleged breaches. GULF POWER COMPANY shall be afforded a reasonable amount of time to understand and investigate the concern and, unless otherwise agreed, shall have up to thirty (30) days to address any such concerns.
Section 4.4.2: If such concerns are not addressed by GULF POWER COMPANY to the AGENT’s satisfaction, the AGENT shall so notify GULF POWER COMPANY in writing, describing the alleged breach and why GULF POWER COMPANY’S response has been deemed unsatisfactory by the AGENT.  Within ten (10) days after the delivery of the notice, a senior official of the AGENT and of GULF POWER COMPANY, each with authority to negotiate and resolve the concern, shall meet, either in person or by telephonic conference, in an effort to resolve the concern through mutual agreement.  If the concern has not been resolved within ten (10) days after the meeting of senior officials, then the AGENT may invoke arbitration in accordance with Section 4.4.3.
Section 4.4.3: In the event the AGENT invokes arbitration, the procedures set forth in Section 4.1.3 shall apply. In the event the arbitration concludes that GULF POWER COMPANY is in

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material breach, then GULF POWER COMPANY shall have thirty (30) days to cure such failure, which cure must be to the AGENT’s reasonable satisfaction. In the event GULF POWER COMPANY elects not to cure, or fails to cure, the AGENT may give one hundred and eighty (180) days’ written notice to terminate the Transition Period and GULF POWER COMPANY shall thereafter have no further participation under this IIC.
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IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be signed by their duly authorized representatives, which signatures may be set forth on separate counterpart pages.

GULF POWER COMPANY		ALABAMA POWER COMPANY
By:	/s/Michael Smith	By:	/s/Jim Heilbron
	Its: Gen. Mgr. - Gulf		Its: SVP/SPO - West

GEORGIA POWER COMPANY		MISSISSIPPI POWER COMPANY
By:	/s/Allen Reaves	By:	/s/Jim Heilbron
	Its: SVP/SPO - East		Its: SVP/SPO - West

SOUTHERN POWER COMPANY		SOUTHERN COMPANY SERVICES, INC.
By:	/s/Dana Claburn	By:	/s/Scott Teel
	Its: SVP/SPO		Its: SVP Commercial Operations

[END OF APPENDIX A]